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                                                                      Exhibit 21
                       Subsidiaries of Vail Resorts, Inc.

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                                                             State of
Name                                                         Incorporation           Trade Names
----                                                         -------------           -----------
Gillett Group Management, Inc.                               Delaware
Gillett Broadcasting of Maryland, Inc.                       Delaware
GHTV, Inc.                                                   Delaware
Gillett Broadcasting, Inc.                                   Delaware
Vail Holdings, Inc.                                          Colorado
The Vail Corporation                                         Colorado                "Vail Associates, Inc." and
                                                                                     "Vail Resorts Management Company"
Avon Partners, LLC                                           Colorado
Beaver Creek Associates, Inc.                                Colorado
Beaver Creek Food Services, Inc.                             Colorado                "Beaver Creek Mountain Dining Company"
Boulder/Beaver, LLC                                          Colorado
Beaver Creek Consultants, Inc.                               Colorado
BC Housing, LLC                                              Colorado
Eagle Park Reservoir Company                                 Colorado
Eclipse Television & Sports Marketing, LLC                   Colorado
Grand Teton Lodge Company                                    Wyoming
Colter Bay Corporation                                       Wyoming
Gros Ventre Utility Company                                  Wyoming
Jackson Hole Golf & Tennis Club                              Wyoming
Jackson Lake Lodge Corporation                               Wyoming
Jenny Lake Lodge, Inc.                                       Wyoming
Larkspur Restaurant & Bar, LLC                               Colorado
Lodge Properties, Inc.                                       Colorado                "The Lodge at Vail"
Lodge Realty, Inc.                                           Colorado
SSI Venture, LLC                                             Colorado                "Specialty Sports Venture LLC" and
                                                                                     "Specialty Sports Network"
Vail/Arrowhead, Inc.                                         Colorado
VREJV, Inc.                                                  Colorado
Vail Associates Investments, Inc.                            Colorado
Vail/Beaver Creek Resort Properties, Inc.                    Colorado
Vail Food Services, Inc.                                     Colorado                "Vail Mountain Dining Company"
Vail Resorts Development Company                             Colorado
Vail Associates Consultants, Inc.                            Colorado
Vail Associates Holdings, Ltd.                               Colorado
Vail Associates Management Company                           Colorado
Vail Associates Real Estate, Inc.                            Colorado
Slifer Smith & Frampton/Vail Associates Real Estate, LLC     Colorado
Vail/Battle Mountain, Inc.                                   Colorado
Vail Summit Resorts, Inc.                                    Colorado                "Breckenridge Ski Resort, Inc." and
                                                                                     "Keystone Resort, Inc." and "Ralston
                                                                                      Resorts, Inc."
Keystone Conference Services, Inc.                           Colorado
Keystone Development Sales, Inc.                             Colorado
Keystone Food and Beverage Company                           Colorado
Keystone/Intrawest, LLC                                      Colorado
Keystone Resort Property Management Company                  Colorado
Property Management Acquisition Corp., Inc.                  Tennessee
The Village at Breckenridge Acquisition Corp., Inc.          Tennessee
Clinton Ditch & Reservoir Company                            Colorado
Vail Trademarks, Inc.                                        Colorado
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